UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2026, Mobix Labs, Inc. (the “Company”) issued to Leviston Resources, LLC (“Leviston”) a senior secured convertible promissory note in the original principal amount of $1,200,000 (the “Convertible Note”) for a purchase price of $1,000,000, and has been issued pursuant to an investor rights agreement dated August 28, 2026 by and between the Company and Leviston (the “Leviston Investor Rights Agreement”). In connection with the issuance of the Convertible Note, on August 28, 2026 the Company and Leviston entered into a third amendment to the securities purchase agreement entered into on March 31, 2026 (as amended, the “Leviston Securities Purchase Agreement”), as previously disclosed in a Current Report on 8-K dated April 3, 2026.

The Convertible Note includes customary affirmative and negative covenants, and bears interest at an annual rate of 10%, accruing from the original issue date of August 28, 2026. The Convertible Note matures on December 25, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. Following an Event of Default (as defined in the Convertible Note), all amounts owing by the Company to Leviston shall be increased to an amount equal to 125% of the then outstanding obligations. At any time prior to maturity, Leviston may convert all or a portion of the outstanding principal and accrued interest into shares of Company Class A Common Stock (the “Common Stock”) in the manner set forth in the Convertible Note. Subject to adjustment as set forth in the Convertible Note, the conversion price is the lesser of (A) the closing price on August 28, 2026 and (B) 85% of the lowest 8-day VWAP of the Common Stock immediately prior to and including the date of the conversion notice.

Pursuant to a registration rights agreement entered into on March 31, 2026, as amended on May 18, 2026 and June 22, 2026, between the Company and Leviston (the “Leviston Registration Rights Agreement”), the Company the Company has agreed to register the resale of the shares of Class A Common Stock issuable upon conversion of the Convertible Note.

Additionally, on August 28, 2026, the Company entered into a second amendment to the securities purchase agreement initially entered into with Kips Bay Select, LP (“Kips”) on May 19, 2026, as further amended on June 18, 2026 (as amended, the “Kips Purchase Agreement”), pursuant to which the Company agreed to sell to Kips (i) 1,000 shares of Series A 10% Convertible Preferred Stock for aggregate gross proceeds of $1,000, and (ii) a Preferred Stock Purchase Warrant the (“Warrant”) to purchase up to an additional 6,000 shares of Series A 10% Convertible Preferred Stock at an exercise price of $1,000 per share (the shares of Series A 10% Convertible Preferred Stock issued pursuant to the transaction the “Preferred Shares”).

Pursuant to a second amendment to the registration rights agreement initially entered into with Kips on May 19, 2026, as amended on June 18, 2026, and August 28, 2026 (as amended, the “Kips Registration Rights Agreement”), the Company has agreed to register the resale of the shares of Class A Common Stock issuable upon conversion of the Preferred Shares, including the Preferred Shares issuable upon exercise of the Warrant. On August 28, 2026, the Company also issued to Kips 834,782 shares of Class A Common Stock (the “Extension Shares”) in consideration for Kips’ entry into the amendment to the Kips Purchase Agreement and the extensions and accommodations provided therein.

The Warrant is exercisable beginning August 28, 2026 and expires no later than twelve months thereafter.

Pursuant to the terms of the Kips Purchase Agreement, the Company may not issue shares of Class A Common Stock pursuant upon conversion of the Preferred Shares to the extent such issuance would require prior stockholder approval under Nasdaq rules.

The securities described above are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

The conversion of the Convertible Note and the Preferred Shares is conditioned on receipt of stockholder approval. The issuances of the Convertible Note, Series A 10% Convertible Preferred Stock, the Extension Shares and Warrant were effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder. The issuance of Class A Common Stock underlying the Convertible Note and Preferred Shares will be effected in reliance upon exemptions from registration under the Securities Act, including Section 3(a)(9) thereof.

The foregoing description of the Convertible Note, the Warrant, the Leviston Registration Rights Agreement, the Leviston Securities Purchase Agreement, the Leviston Investor Rights Agreement, the Kips Purchase Agreement, and the Kips Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Convertible Note the Warrant, the Leviston Registration Rights Agreement, the Leviston Securities Purchase Agreement, the Leviston Investor Rights Agreement, the Kips Purchase Agreement, and the Kips Registration Rights Agreement, copies of which are filed as exhibits 4.1, 4.2 and 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, with this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

On August 24, 2026, all outstanding shares of Class B Common Stock were converted to shares of Class A Common Stock following the delivery of conversion notices by all holders of the outstanding Class B Common Stock (the “Conversion”). Upon effectiveness of the Conversion, no shares of Class B Common Stock remained outstanding, and all shares of Class B Common Stock that were converted were retired and cancelled in accordance with the Certificate of Incorporation and may not be reissued. As a result of the conversion, the Company has only one class of common stock outstanding, its Class A Common Stock.

The Conversion modified the rights of the Company’s security holders as follows:

●	Class B director election rights. Prior to the Conversion, the holders of the Class B Common Stock had the right to elect three directors (the “Class B Directors”). Upon effectiveness of the Conversion, that right terminated in accordance with the Certificate of Incorporation because no shares of Class B Common Stock remained outstanding, and the term of office of each Class B Director terminated automatically.
●	Voting power. Prior to the Conversion, each outstanding share of Class A Common Stock was entitled to one vote per share, and each outstanding share of Class B Common Stock was entitled to ten votes per share on all matters submitted to a vote of the stockholders (except that, for purposes of electing the Class B Directors described below, each share of Class B Common Stock was entitled to one vote per share), with the holders of Class A Common Stock and Class B Common Stock voting together as a single class except as otherwise required by the Certificate of Incorporation or applicable law. In addition, for so long as shares of Class B Common Stock remained outstanding, (i) the holders of a majority of the voting power of the Class B Common Stock, voting separately as a single class, had the right to elect three directors (the “Class B Directors”), and (ii) the Company was prohibited from taking specified actions, including certain amendments to the Certificate of Incorporation, without the separate approval of the holders of a majority of the voting power of the Class B Common Stock. As a result of the Conversion, no shares of Class B Common Stock remain outstanding; all outstanding shares of common stock consist of Class A Common Stock, each entitled to one vote per share; and the ten-vote-per-share voting rights of the Class B Common Stock, the separate right of the Class B Common Stock to elect the Class B Directors, and the separate class-approval (protective) rights of the Class B Common Stock no longer apply.

Reference is made to the Company’s Certificate of Incorporation, which describes in full the rights, powers, preferences, and restrictions of the Class A Common Stock and the former Class B Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

As described in Item 3.03 above, upon effectiveness of the Conversion, no shares of Class B Common Stock remained outstanding. Under the Certificate of Incorporation, the right of the holders of the Class B Common Stock to elect the three Class B Directors existed only for so long as shares of Class B Common Stock remained outstanding. Accordingly, upon effectiveness of the Conversion, the term of office of each of the Company’s three Class B Directors, Frederick Goerner (a Class I director), Keyvan Samini (a Class II director), and James Peterson (a Class III director), terminated automatically pursuant to the Certificate of Incorporation, and the total authorized number of directors of the Company automatically decreased by three to five. In connection with the automatic termination of Mr. Peterson’s term of office, Mr. Peterson’s service as Chairman of the Board also ceased.

The automatic termination of the terms of office of Messrs. Goerner, Samini, and Peterson resulted solely from the operation of the Certificate of Incorporation upon the Final Conversion and did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Election of Directors

Effective immediately following the Conversion described above, the remaining members of the Board of Directors of the Company (the “Board”), acting by unanimous written consent, took the following actions:

●	increased the total authorized number of directors of the Company from five to eight, creating three newly created directorships, one in each of Class I, Class II, and Class III; and
●	appointed each of the following individuals to fill a newly created directorship, in each case to hold office until the annual meeting of stockholders at which the directors of his class next stand for election and until his successor has been duly elected and qualified, subject to earlier death, resignation, disqualification, or removal:

●	Frederick Goerner, as a Class I director;
●	Keyvan Samini, as a Class II director; and
●	James Peterson, as a Class III director.

From and after their appointment, each of Messrs. Goerner, Samini, and Peterson serves as a director elected by, and subject to election by, the holders of the Company’s capital stock generally entitled to vote in the election of directors, and none of them constitutes a “Class B Director” under the Certificate of Incorporation.

In connection with the foregoing, the Board (i) appointed Mr. Peterson as Executive Chairman of the Board; (ii) appointed each of Messrs. Peterson, Goerner, and Samini as a member of the Executive Committee of the Board, and restated the composition of the Executive Committee to consist of Messrs. Peterson, Goerner, Samini, and Philip Sansone; and (iii) appointed Mr. Goerner as a member of the Audit Committee of the Board. The Board confirmed its prior determination that Mr. Goerner is independent within the meaning of Rule 10A-3(b)(1) under the Exchange Act and the applicable listing standards of The Nasdaq Stock Market LLC.

There is no arrangement or understanding between any of Messrs. Goerner, Samini, and Peterson and any other person pursuant to which he was selected as a director

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of August 28, 2026.

4.2	Preferred Stock Purchase Warrant, dated August 28, 2026, in favor of Kips Bay Select, LP.

10.1	Third Amendment to Registration Rights Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of August 28, 2026.

10.2	Third Amendment to Securities Purchase Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of August 28, 2026.

10.3	Investor Rights Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of August 28, 2026.

10.4	Amendment No. 2 to Securities Purchase Agreement, by and between Mobix Labs, Inc. and Kips Bay Select, LP, dated as of August 28, 2026.

10.5	Amendment No. 2 to Registration Rights Agreement, by and between Mobix Labs, Inc. and Kips Bay Select, LP, dated as of August 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Dated: August 28, 2026	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer